Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zev Weiss, Jeffrey Weiss or Catherine M. Kilbane, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statements listed on Attachment A and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Executed as of the 31st day of December, 2007.

/s/ Morry Weiss	/s/ Michael J. Merriman, Jr.
Morry Weiss, Chairman of the Board; Director	Michael J. Merriman, Jr., Director

/s/ Zev Weiss Zev Weiss, Chief Executive Officer (principal executive officer); Director	/s/ William E. MacDonald, III William E. MacDonald, III, Director

/s/ Jeffrey Weiss	/s/ Charles A. Ratner
Jeffrey Weiss, President and Chief Operating Officer; Director	Charles A. Ratner, Director

/s/ Scott S. Cowen	/s/ Jerry Sue Thornton
Scott S. Cowen, Director	Jerry Sue Thornton, Director

/s/ Jeffrey D. Dunn	/s/ Stephen J. Smith
Jeffrey D. Dunn, Director	Stephen J. Smith, Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Joseph S. Hardin, Jr.	/s/ Joseph B. Cipollone
Joseph S. Hardin, Jr., Director	Joseph B. Cipollone, Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)

/s/ Stephen R. Hardis
Stephen R. Hardis, Director

Attachment A

Reg. No. 33-975

Reg. No. 33-16180